UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 26, 2022

PHIO PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36304	45-3215903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

257 Simarano Drive, Suite 101

Marlborough, Massachusetts 01752

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class of securities:	Trading Symbol(s):	Name of exchange on which registered:
Common Stock, par value $0.0001	PHIO	The NASDAQ Capital Market

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Executive Chairman

On September 26, 2022, the Board of Directors (the “Board”) of Phio Pharmaceuticals Corp. (the “Company”) approved the appointment of Robert J. Bitterman, Chairman of the Company’s Board, to serve as the Company’s interim Executive Chairman, effective immediately.

Mr. Bitterman, 71, has served as a member and the Chairman of our Board since 2012. Mr. Bitterman served as the President and Chief Executive Officer of Cutanea Life Sciences, Inc., a private company he founded in 2005 that focused on developing innovative technologies to treat diseases and disorders of the skin and subcutaneous tissue, until its acquisition by Biofrontera, Inc., USA in March 2019. Since leaving Cutanea Life Sciences, Inc., Mr. Bitterman has been retired. Prior to his role at Cutanea Life Sciences, Inc., Mr. Bitterman also held the position of President and Chief Executive Officer of Isolagen, Inc., President and General Manager of Dermik Laboratories and various positions of increasing responsibility in financial and commercial capacities within Aventis S.A. Mr. Bitterman holds an A.B. degree in Economics from The College of the Holy Cross and a Master of Business Administration degree from Boston University. He also holds a Doctor of Humane Letters (Honoris Causa) from the New York College of Podiatric Medicine.

In connection with his appointment as the Company’s interim Executive Chairman, Mr. Bitterman will be entitled to an annual base salary of $175,000, which amount is inclusive of the $55,000 annual fee Mr. Bitterman was already receiving in connection with his Board service. In addition, Mr. Bitterman will receive a one-time grant of 40,000 restricted stock units (“RSUs”) on October 1, 2022. Such RSUs will vest in full on the first anniversary of the grant date.

There are no family relationships between Mr. Bitterman and any director or executive officer of the Company. There are no transactions between Mr. Bitterman and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Upon his appointment as interim Executive Chairman, Mr. Bitterman resigned from his positions as Chairman of the Compensation Committee of the Board and as a member of the Nominating Committee of the Board.

On September 29, 2022, the Company issued a press release announcing Mr. Bitterman’s appointment as the Company’s interim Executive Chairman. The full text of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Concurrently with Mr. Bitterman’s appointment to the position of interim Executive Chairman of the Board, Dr. Geert Cauwenbergh, a member of the Company’s Board, will no longer serve as the Company’s interim principal executive officer and interim principal financial officer, which positions he held since May 4, 2022. Effective immediately, Dr. Cauwenbergh resumed his former role as an independent member of the Board.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated September 29, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHIO PHARMACEUTICALS CORP.

Date: September 29, 2022	By:	/s/ Robert Bitterman
Name: Robert Bitterman Title: Interim Executive Chairman

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